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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DIGI INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGI INTERNATIONAL INC.

11001 Bren Road East
Minnetonka, Minnesota 55343
952/912-3444

December 12, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Thursday, January 22, 2004.

      The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

      We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Joseph T. Dunsmore
Chairman of the Board

DIGI INTERNATIONAL INC.

Notice of Annual Meeting of Stockholders

to be held on
JANUARY 22, 2004

      The Annual Meeting of Stockholders of Digi International Inc. will be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., Central Standard Time, on Thursday, January 22, 2004, for the following purposes:

      1.     To elect one director for a two-year term and one director for a three-year term.

      2.     To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2004.

      3.     To transact such other business as may properly be brought before the meeting.

      The Board of Directors has fixed December 5, 2003, as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

      Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

James E. Nicholson
Secretary

Minnetonka, Minnesota

December 12, 2003

PROXY STATEMENT

GENERAL INFORMATION

      The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the “Company”), for use in connection with the Annual Meeting of Stockholders to be held on Thursday, January 22, 2004, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 5, 2003, will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.

      The address of the principal executive office of the Company is 11001 Bren Road East, Minnetonka, Minnesota 55343 and the Company’s telephone number is (952) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about December 17, 2003.

      Stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than August 19, 2004, for inclusion in the Proxy Statement for that meeting. Any other stockholder proposals for the Company’s 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive office not less than 60 days prior to the date fixed for such annual meeting, unless the Company gives less than 75 days’ prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure. The notice must set forth certain information concerning such proposal, including a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

      Under the Company’s Bylaws, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the President of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days prior to the date fixed for the meeting, unless the Company gives less than 75 days’ prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure.

      The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

      With the exception of the election of directors, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains, withholds authority to vote for the election of directors or does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the proposals.

      The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on December 5, 2003, there were 20,590,601 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth, as of December 5, 2003, the beneficial ownership of Common Stock of the Company by each director or nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

Name and Address	Amount and Nature of		Percentage of
of Beneficial Owner	Beneficial Ownership (1)		Outstanding Shares

Directors, nominees and executive officers:
Bruce H. Berger	161,213	(2)	*
Joseph T. Dunsmore	455,376	(3)	2.2%
Subramanian Krishnan	347,373	(4)	1.7%
Cornelius “Pete” Peterson, VIII	766,826	(5)	3.6%
Guy C. Jackson	0		*
Kenneth E. Millard	43,000	(6)	*
Mykola Moroz	90,786	(7)	*
Michael S. Seedman	23,500	(8)	*
Bradley J. Williams	33,500	(9)	*

All directors, nominees and executive officers as a group (9 persons, including those named above)	1,921,574	(10)	8.6%

Other beneficial owners:
John P. Schinas
P.O. Box 187 Rangeley, ME 04970	1,405,660	(11)	6.8%

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,411,330	(12)	6.9%

Royce & Associates, LLC
1414 Avenue of Americas New York, NY 10019	1,117,100	(13)	5.4%

*	Less than one percent.

(1)	Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

(2)	Includes 160,563 shares covered by options which are exercisable within 60 days of the record date.

(3)	Includes 446,250 shares covered by options which are exercisable within 60 days of the record date.

(4)	Includes 307,188 shares covered by options which are exercisable within 60 days of the record date.

(5)	Includes 726,343 shares covered by options which are exercisable within 60 days of the record date.

(6)	Includes 43,000 shares covered by options which are exercisable within 60 days of the record date.

(7)	Includes 83,250 shares covered by options which are exercisable within 60 days of the record date.

(8)	Includes 23,500 shares covered by options which are exercisable within 60 days of the record date.

(9)	Includes 23,500 shares covered by options which are exercisable within 60 days of the record date.

(10)	Includes 173,250 shares covered by options which are exercisable within 60 days of the record date held by four non-employee directors and 1,640,344 shares covered by options which are exercisable within 60 days of the record date held by three executive officers and one former executive officer who is a named executive officer.

(11)	Based on the information received by the Company from a questionnaire dated December 8, 2003, completed by the stockholder as to such stockholder’s beneficial ownership as of December 5, 2003.

(12)	Based on information contained in a Form 13F filed with the Securities and Exchange Commission (“SEC”) on November 5, 2003 reflecting the stockholder’s beneficial ownership as of September 30, 2003. Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 1,411,330 shares of the Company’s stock as of September 30, 2003. Such shares are owned by Dimensional’s portfolios, and Dimensional disclaims beneficial ownership of such shares.

(13)	Based on the information contained in a Form 13F filed with the SEC dated November 11, 2003 reflecting the stockholder’s beneficial ownership as of September 30, 2003.

ELECTION OF DIRECTORS

      The business of the Company is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes as nearly equal in number as possible, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at two the number of directors to be elected to the Board at the 2004 Annual Meeting of Stockholders. The Corporate Governance and Nominating Committee has nominated Mr. Moroz to stand for election for a two-year term and Mr. Jackson to stand for election for a three-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees named below.

      Each of the nominees named below is currently a director of the Company, and each has indicated a willingness to serve as a director. The Corporate Governance and Nominating Committee of the Board of Directors selected each of the nominees named below. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee selected by the Corporate Governance and Nominating Committee.

      Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 2004 Annual Meeting:

Director Nominee for Term Expiring in 2006:

Mykola Moroz, age 66

      Mr. Moroz, a founder of the Company, has been a member of the Board of Directors since July 1991. He was a consultant to the Company on manufacturing operations from December 1994 to November 1996. He was President of the Company from July 1991 to November 1994 and Chief Executive Officer from January 1992 to November 1994. Mr. Moroz was Chief Operating Officer of the Company from July 1991 to January 1992.

Director Nominee for Term Expiring in 2007:

Guy C. Jackson, age 61

      Mr. Jackson has been a member of the Board of Directors since November 2003. He has more than 35 years of experience in the public accounting industry. In June 2003, Mr. Jackson retired from the accounting firm of Ernst & Young LLP, after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, Mr. Jackson has served as the audit partner on numerous public companies in Ernst & Young’s New York and Minneapolis Offices. He has been a member of Ernst & Young’s Partner Advisory Council, its Governance Board, and formerly served as Director of Strategic Planning for Arthur Young & Company. Mr. Jackson is a member of the New York and Minnesota Societies of Certified Public Accountants and the American Institute of Certified Public Accountants. He also serves as a director of Cyberonics, Inc.

Directors Whose Terms Expire in 2005:

Joseph T. Dunsmore, age 45

      Mr. Dunsmore joined the Company in October 1999 as President and Chief Executive Officer and a member of the Board of Directors and was elected Chairman of the Board in May 2000. Prior to joining the Company, Mr. Dunsmore had been Vice President of Access for Lucent Microelectronics, a telecommunications company now known as Agere Systems Inc., since June 1999. From October 1998 to June 1999, he acted as an independent consultant to various high technology companies. From February 1998 to October 1998, Mr. Dunsmore was Chief Executive Officer of NetFax, Inc., a telecommunications company. From October 1995 to February 1998, he held executive management positions at US Robotics and then at 3COM after 3COM acquired US Robotics in June 1997. Prior to that, Mr. Dunsmore held various marketing management positions at AT&T Paradyne Corporation since May 1983.

Bradley J. Williams, age 43

      Mr. Williams has been a member of the Board of Directors of the Company since June 2001. Mr. Williams joined Relationship Marketing, Inc., a provider of marketing communications solutions, as Executive Vice President, Sales in June 2002 and he became the President in August 2003. Prior to that, Mr. Williams co-founded Raviant Networks, Inc., a provider of comprehensive software solutions and professional services to the telecommunications industry, in January 2000 and served as its Chief Operating Officer from April 2000 until June 2002. He also served as a director of Raviant from April 2000 to August 2002. An involuntary Chapter 7 bankruptcy petition was filed against Raviant in October 2002 and was dismissed in March 2003. From August 1996 to December 1999, Mr. Williams worked for Integrated Network Solutions, a value-added reseller of hardware, software and network services, where he started a telecommunications consulting division that was eventually spun off as Raviant Networks. From January 1983 to December 1989, and again from April 1994 to August 1996, Mr. Williams worked as a sales executive for Digital Equipment Corporation, a computer manufacturer.

Director Whose Term Expires in 2006:

Kenneth E. Millard, age 57

      Mr. Millard has been a member of the Board of Directors of the Company since October 1999. He has been the Chairman, Chief Executive Officer and President of Telular Corporation, a telecommunications company, since April 1996. Mr. Millard served as the President and Chief Operating Officer of Oncor Communications, a telecommunications company, from February 1992 to January 1996. Prior to that, he held various executive management positions at Ameritech Corporation and worked as an attorney for AT&T and Wisconsin Bell. Mr. Millard continues to serve as a director of Telular and also serves as a director of a private corporation. Mr. Millard is a Certified Public Accountant.

      None of the directors is related to any other director or to any executive officer of the Company. The Board of Directors has determined that Messrs. Jackson, Millard, Moroz, Seedman and Williams, who constitute a majority of the Board of Directors, are “independent” as defined in the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”).

Committees of the Board of Directors and Meeting Attendance

      The Board of Directors met nine times during fiscal 2003. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served during fiscal 2003. The Company has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Following is a description of the functions performed by each of these Committees.

Audit Committee

      The Company’s Audit Committee presently consists of Messrs. Millard (Chairman), Moroz and Williams. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the applicable Nasdaq listing standards and regulations of the SEC and all members are financially literate as required by the applicable Nasdaq listing standards. In addition, the Board of Directors has determined that Mr. Millard has the financial experience required by the applicable Nasdaq listing standards and is an “audit committee financial expert” as defined by applicable regulations of the SEC. The Audit Committee oversees the Company’s accounting, internal controls and financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, taking action to oversee the independence of the independent auditors and selecting and appointing the independent auditors. The Audit Committee met five times during fiscal 2003. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is included as Exhibit A to this Proxy Statement and which was amended by the Company’s Board of Directors in December 2003 in connection with the Audit Committee’s annual review of the Charter to reflect the final rules from the SEC under the Sarbanes-Oxley Act of 2002 and adoption of corporate governance standards by Nasdaq. The Audit Committee will periodically review the Audit Committee Charter in light of new developments under the SEC and Nasdaq regulations and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices.

Compensation Committee

      The Company has a Compensation Committee presently consisting of Messrs. Millard (Acting Chairman) and Williams. The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers. With respect to employees other than executive officers, the Compensation Committee reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans and administers the Digi International Inc. Stock Option Plan, the Digi International Inc. Non-Officer Stock Option Plan, the Digi International Inc. Employee Stock Purchase Plan and the Digi International Inc. 2000 Omnibus Stock Plan. The Compensation Committee met nine times and took action by written consent four times during fiscal 2003.

Corporate Governance and Nominating Committee

      The Company has a Corporate Governance and Nominating Committee, presently consisting of Messrs. Millard (Chairman) and Seedman. The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Corporate Governance and Nominating Committee selects candidates as nominees for election as directors and advises and makes recommendations to the Board on other matters concerning directorship and corporate governance practices. The responsibilities of the Corporate Governance and Nominating Committee are set forth in the Corporate Governance and Nominating Committee Charter, a copy of which is included as Exhibit B to this Proxy Statement, that was adopted by the Company’s Board of Directors in December 2003. The Corporate Governance and Nominating Committee will periodically review the Corporate Governance and Nominating Committee Charter in light of new developments under SEC and Nasdaq regulations and may recommend to the Board of Directors revisions to the Corporate Governance and Nominating Committee Charter to reflect evolving best practices. The Corporate Governance and Nominating Committee met once in fiscal 2003.

      This Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Corporate Governance and Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person’s willingness to serve.

Director Compensation

      Currently, each non-employee director of the Company who beneficially owns not more than 5% of the Company’s outstanding Common Stock, who is newly elected to the Board, whether elected at an annual meeting or during the year, and who has not previously been a director of the Company, receives a one-time, non-elective grant of an option to purchase 7,500 shares of Common Stock of the Company at the then-current market price. Furthermore, each non-employee director of the Company who beneficially owns not more than 5% of the Company’s outstanding Common Stock, whether incumbent or newly elected, and who is a director at the conclusion of an annual meeting receives a non-elective grant of an option to purchase 2,500 shares of Common Stock of the Company at the then-current market price. If a newly elected non-employee director is first elected during the year, then such non-elective option grant is prorated. In addition, each non-employee director of the Company who beneficially owns not more than 5% of the Company’s outstanding Common Stock, whether incumbent or newly elected, and who is a director at the conclusion of an annual meeting has an election to receive one of the following: (i) an option to purchase 9,500 shares of Common Stock of the Company at the then-current market price or (ii) cash payments consisting of an annual retainer of $8,000, payable quarterly in arrears, plus per-meeting fees of $750 for each meeting of the Board of

Directors attended and $350 for each committee meeting attended that is not held on the same day as a meeting of the Board of Directors. If a newly elected non-employee director of the Company who beneficially owns not more than 5% of the Company’s outstanding Common Stock is first elected during the year, the option grant to purchase 9,500 shares of Common Stock or the $8,000 annual retainer is prorated. As additional compensation, each committee Chairman, other than the Audit Committee Chairman, who is also a non-employee director who beneficially owns not more than 5% of the Company’s outstanding Common Stock has an annual election to receive one of the following in addition to the compensation described above: (i) an option to purchase 2,500 shares of the Common Stock of the Company at the then-current market price or (ii) a cash payment of $2,500. The Audit Committee Chairman has an annual election to receive one of the following: (i) an option to purchase 5,000 shares of the Common Stock of the Company at the then-current market price or (ii) a cash payment of $5,000. Directors who beneficially own more than 5% of the Company’s outstanding Common Stock serve without receiving the compensation described above.

Report of the Audit Committee

      The role of the Company’s Audit Committee, which is composed of three independent non-employee directors, is one of oversight of the Company’s management and the Company’s independent auditors in regard to the Company’s financial reporting and the Company’s controls respecting accounting and financial reporting. The Audit Committee also considers and pre-approves any non-audit services provided by the Company’s independent auditors to ensure that no prohibited non-audit services are provided by the independent auditors and that the auditors’ independence is not compromised. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company’s management and independent auditors.

      The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2003, with the Company’s management; (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees (Codification of Statements on Auditing Standards, AU § 380); and (iii) received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers their independence.

      Based on the review and discussions with management and the Company’s independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the SEC.

AUDIT COMMITTEE

Kenneth E. Millard, Chairman

Mykola Moroz

Bradley J. Williams

Audit and Non-Audit Fees

      The following table presents fees for professional audit services performed by PricewaterhouseCoopers for the audit of the Company’s annual consolidated financial statements for fiscal 2002 and 2003 and for the review of the Company’s interim consolidated financial statements for each quarter in fiscal 2002 and 2003 and for all other services performed in fiscal 2002 and 2003:

	Year Ended September 30,

	2002	2003

Audit Fees(1)	$569,735	$362,351
Audit-Related Fees(2)	12,543	57,569
Tax Fees (3)	129,926	128,285
All Other Fees	—	—

Total	$712,204	$548,205

(1)	Audit Fees in 2002 consisted primarily of the annual audit and quarterly reviews of the Company’s consolidated financial statements, statutory audit, assistance with filing of registration statements, and assistance with and review of documents filed with the SEC. Audit Fees in 2003 consisted primarily of the annual audit and quarterly reviews of the Company’s consolidated financial statements and statutory audit.

(2)	Audit-Related Services in 2002 consisted primarily of employee benefit plan audits. Audit-Related Services in 2003 consisted primarily of assistance provided in documenting the Company’s internal controls over financial reporting.

(3)	Tax services in 2002 and 2003 consisted primarily of tax planning related to the NetSilicon acquisition and tax return preparation for NetSilicon.

All Other Fees

      The Audit Committee pre-approved 100% of the services described above pursuant to engagements that occurred on or after May 6, 2003. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of the Company’s independent auditors.

      The Audit Committee’s current practice on pre-approval of services performed by the independent auditors is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent auditors during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis, and delegates authority to grant such pre-approvals during the year to the Audit Committee Chairman.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

      The Compensation Committee (the “Committee”) of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company’s executive officers. The purpose of this report is to inform stockholders of the Company’s compensation policies for executive officers.

Compensation Philosophy

      The Company has historically implemented a “pay for performance” compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company’s success and continued growth, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company’s compensation practices reward executives commensurately with their ability (i) to meet the Company’s established financial targets and other goals, through cash bonuses, and (ii) to drive increases in stockholder value, through stock options.

      A central feature of the Company’s compensation program is its emphasis on objective performance incentives that put a substantial portion of executives’ total cash compensation “at risk” by tying it to the achievement of objective financial results and other goals. An additional important aspect of the Company’s compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive’s interests are aligned with the long-term interests of the Company’s stockholders. Executives are thereby given the incentive not only to meet their annual performance objectives, but also to achieve longer-term strategic goals.

Executive Officer Compensation Program

      The key components of the Company’s compensation program are base salary, cash bonuses and stock options.

      Base Salary. The Committee annually reviews the base salary of each executive officer. For fiscal 2004, the Committee determined that the base salaries of all executive officers will continue to be frozen for the fourth consecutive year.

      The Company entered into employment agreements with certain executive officers that establish certain minimum base salaries and bonus targets. The Committee has reviewed these salaries and targets and believes that they are consistent with the Company’s compensation philosophy described above.

      Cash Bonuses. Each executive of the Company is given a specified bonus target which he or she will receive if the applicable objectives set by the Committee are met. These bonus targets have typically been 100% of base salary. At the outset of the 2003 fiscal year, the Committee established quarterly and annual Company-wide financial objectives. Certain of the objectives for Mr. Berger were based on business unit level objectives. Messrs. Dunsmore and Krishnan received cash bonuses equal to approximately 38% of base salary and Mr. Berger received a cash bonus equal to approximately 43% of base salary, as a result of the company achieving certain objectives, exceeding certain objectives and missing other objectives. Pursuant to his employment agreement, Mr. Peterson was entitled to receive an annual cash bonus of $125,000 if the Company determined that certain goals set by the Committee were achieved. Mr. Peterson received a cash bonus based on partial achievement of fiscal 2003 objectives, which amount was prorated for the portion of year during which Mr. Peterson was employed.

      Similar to the program for fiscal 2003, the Committee has set criteria for achievement of cash bonuses in fiscal 2004 by the executive officers based upon the achievement of Company-wide financial goals. For fiscal 2004, the Committee set various bonus targets for Messrs. Dunsmore, Krishnan and Berger corresponding to levels of achievement of the financial objectives. For fiscal 2004, the bonus targets will remain at 100% of base salary for Messrs. Dunsmore and Krishnan and 90% of base salary for Mr. Berger. The cash bonus plan for fiscal 2004 sets quarterly and annual financial objectives, with 50% of the bonus target payable upon achievement of the approved financial objectives and 50% of the bonus target payable upon exceeding certain financial objectives. Up to an additional 100% of the bonus target is payable upon exceeding certain financial objectives related to revenue at a specified level, which results in a maximum bonus of 200% of the individual’s bonus target. In addition, the Compensation Committee has authority to award bonuses in its discretion.

      Stock Options. Long-term incentives are provided through the Company’s Stock Option Plan. The Plan is administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries, non-employee directors of the Company and certain advisors and consultants to the Company. The Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. The Committee also administers the grant of stock-based incentive awards under the Company’s 2000 Omnibus Stock Plan according to the same philosophy, although no such awards have been made yet.

      In fiscal 2003, Mr. Dunsmore was granted options to purchase 35,000 shares, Mr. Krishnan was granted options to purchase 20,000 shares and Mr. Berger was granted options to purchase 18,250 shares, all of which were granted with an exercise price of $2.40 per share, except for an option to purchase 3,250 of the shares granted to Mr. Berger that has an exercise price of $2.68 per share (in each case, the exercise prices reflect fair market value on the date of the grant).

      401-K Savings and Profit Sharing Plan. Company officers may participate in the Company’s 401-K Savings and Profit Sharing Plan (the “401-K Plan”) which allows any Company employee (other than interns, temporary employees, certain part-time employees and certain other excluded categories of employees) who is at least 18 years of age to contribute part of his or her earnings to the 401-K Plan. Eligible employees who are regularly scheduled to work more than 24 hours per week can begin contributing on the first day of the month following their date of hire. In 2004, the maximum contribution will be the smaller of 25% of pay or $13,000. Starting in 2004, participants who will be age 50 or older will also be able to make additional “catch-up” contributions up to a maximum of $3,000.

      Under the 401-K Plan, the Company provides a matching contribution and has the discretion to make a profit sharing contribution. Profit sharing contributions are allocated in proportion to the earnings of eligible participants. To be eligible to receive profit sharing contributions for a year, the participant must be employed by the Company on December 31 of that year and must have completed at least 1,000 hours of service during the year. No profit sharing contributions were made in fiscal 2003.

      Matching contributions are allocated in proportion to the contributions each participant makes from his or her salary. Matching contributions are made each pay period for those employees who are active participants during the pay period, based on the contributions made by the employee during that pay period. For the 2003 calendar year, the Company provided a 100% match on the first 3% of pay contributed by each employee in each bi-weekly pay period and a 50% match on the next 2% of pay contributed by each employee in each bi-weekly pay period. The Company match will be the same for calendar year 2004.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company’s policies involving the compensation of executive officers. No employee of the Company serves on the Committee. The Committee members have no interlocking relationships as defined by the SEC.

COMPENSATION COMMITTEE

Kenneth E. Millard, Acting Chairman

Bradley J. Williams

SUMMARY COMPENSATION TABLE

      The following Summary Compensation Table contains information concerning annual and long-term compensation for the fiscal years ended September 30, 2003, 2002, and 2001 provided to the individual who served as Chief Executive Officer during fiscal 2003 and the other two most highly compensated executive officers of the Company who received remuneration exceeding $100,000 for the fiscal year ended September 30, 2003, plus one individual who would have been one of the three most highly compensated officers but for the fact that he was not serving as an executive officer at the end of the fiscal year ended September 30, 2003 (the “Named Officers”).

				Long-Term
	Annual Compensation			Compensation
				Awards
Name and	Fiscal				All Other
Principal Position	Year	Salary	Bonus	Options(#)	Compensation

Joseph T. Dunsmore, Chairman of the Board,	2003	$260,000	$101,338	35,000	$8,485
President and Chief Executive Officer(1)	2002	260,000	131,678	0	11,519
	2001	260,000	0	250,000	2,985
Bruce H. Berger, Senior Vice President and	2003	$200,000	$87,557	18,250	$60,904
Managing Director of NetSilicon(2)	2002	200,000	114,527	0	76,356
	2001	200,000	0	60,000	2,572
Subramanian Krishnan, Senior Vice President,	2003	$200,000	$77,952	20,000	$7,508
Chief Financial Officer and Treasurer(3)	2002	200,000	117,444	0	8,657
	2001	200,000	0	80,000	3,495
Cornelius “Pete” Peterson, VIII, Senior	2003	$220,192	$38,268	0	$25,134
Vice President of Business	2002	158,654	32,203	0	0
Development(4)

(1)	Mr. Dunsmore joined the Company as President and Chief Executive Officer, and a director, in October 1999 and became Chairman of the Board of Directors in May 2000. Amounts included in All Other Compensation for Mr. Dunsmore for 2003 include the Company’s matching contribution to the 401-K Plan of $8,000 allocated to Mr. Dunsmore’s account and term life insurance premiums of $485 paid for Mr. Dunsmore. Amounts included in All Other Compensation for Mr. Dunsmore for 2002 include the Company’s matching contribution to the 401-K Plan of $9,377 allocated to Mr. Dunsmore’s account, term life insurance premiums of $485 paid for Mr. Dunsmore, and reimbursement of Mr. Dunsmore’s tax liability of $1,657 resulting from his December 2001 bonus award. Amounts for Mr. Dunsmore for 2001 include the Company’s matching contribution to the 401-K Plan of $2,500 allocated to Mr. Dunsmore’s account and term life insurance premiums of $485 paid for Mr. Dunsmore.

(2)	Mr. Berger joined the Company as Vice President and Managing Director of European Operations in May 2000, became Senior Vice President and General Manager of European Operations in December 2001 and became Senior Vice President and Managing Director of NetSilicon in February 2002. Amounts included in All Other Compensation for Mr. Berger for 2003 include the Company’s matching contribution to the 401-K Plan of $8,000 allocated to Mr. Berger’s account, term life insurance premiums of $380 paid for Mr. Berger, a cost-of-living adjustment payment of $25,000, $9,743 paid by the Company of the excess amounts withheld related to a hypothetical tax calculation, $8,607 paid by the Company for Mr. Berger’s state taxes, and reimbursement of Mr. Berger’s tax liability of $9,174 resulting from the payment of withheld amount and the state tax liability. Amounts included in All Other Compensation for Mr. Berger for 2002 include the Company’s matching contribution to the 401-K Plan of $9,147 allocated to Mr. Berger’s account, term life insurance premiums of $380 paid for Mr. Berger, reimbursement for relocation expenses of $24,905 incurred in connection with his employment and reimbursement of Mr. Berger’s tax liability of $12,156 resulting from relocation expense reimbursement, a cost-of-living adjustment payment of $16,830, $10,222 paid by the Company as a tax equalization settlement and reimbursement of Mr. Berger’s tax liability of $2,716 resulting from his December 2001 bonus award. Amounts for 2001 include the Company’s matching contribution to the 401-K Plan of $2,192 allocated to Mr. Berger’s account and term life insurance premiums of $380 paid for Mr. Berger.

(3)	Mr. Krishnan joined the Company as Vice President of Worldwide Finance and Corporate Development in January 1999 and became Senior Vice President, Chief Financial Officer and Treasurer in February 1999. Amounts included in All Other Compensation for Mr. Krishnan for 2003 include the Company’s matching contribution to the 401-K Plan of $6,513 allocated to Mr. Krishnan’s account and term life insurance premiums of $995 paid for Mr. Krishnan. Amounts included in All Other Compensation for Mr. Krishnan for 2002 include the Company’s matching contribution to the 401-K Plan of $4,946 allocated to Mr. Krishnan’s account, term life insurance premiums of $995 paid for Mr. Krishnan and reimbursement of Mr. Krishnan’s tax liability of $2,716 resulting from his December 2001 bonus award. Amounts for Mr. Krishnan for 2001 include the Company’s matching contribution to the 401-K Plan of $2,500 allocated to Mr. Krishnan’s account and term life insurance premiums of $995 paid for Mr. Krishnan.

(4)	Mr. Peterson become Senior Vice President of Business Development effective February 13, 2002, when the Company merged with NetSilicon, Inc. and he ceased to be an executive officer and employee of the Company in August 2003. Amounts included in All Other Compensation for Mr. Peterson for 2003 include the Company’s matching contribution to the 401-K Plan of $5,904 allocated to Mr. Peterson’s account and cash in lieu of accrued vacation of $19,230.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants
					Potential Realizable Value
	Number of	Percent of Total			at Assumed Annual Rates
	Securities	Options	Exercise		of Stock Price Appreciation
	Underlying	Granted to	or Base		for Option Terms(1)
	Options	Employees	Price	Expiration
Name	Granted (#)	in Fiscal Year	($/Sh)	Date	0% ($)	5% ($)	10% ($)

Joseph T. Dunsmore	35,000 (2)	4.51%	$2.40	11/6/12	$0	$52,827	$133,874
Bruce H. Berger	15,000 (2)	1.93	2.40	11/6/12	0	22,640	57,375
Bruce H. Berger	3,250 (3)	0.42	2.68	11/11/12	0	5,478	13,882
Subramanian Krishnan	20,000 (2)	2.58	2.40	11/6/12	0	30,187	76,500
Cornelius “Pete” Peterson, VIII	0	—	—	—	—	—	—

(1)	The dollar amounts under these columns are the results of calculations at a 0% annual appreciation rate, and at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company’s stock. Stockholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company’s stock appreciates, which benefits all stockholders commensurately.

(2)	These options became exercisable as to all shares on November 6, 2003.

(3)	These options become exercisable as to all shares on November 11, 2003.

AGGREGATED OPTION

EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

      The purpose of the following table is to report exercises of stock options by the Named Officers during fiscal 2003 and any value of their unexercised stock options as of September 30, 2003. The Named Officers did not exercise stock options in fiscal 2003 pursuant to the Company’s Stock Option Plan. The Company has not issued any stock appreciation rights to the Named Officers.

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
			Options at FY-End		at FY-End(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph T. Dunsmore	0	$0	312,917	212,083	$212,850	$147,665
Bruce H. Berger	0	0	124,063	29,187	85,140	63,285
Subramanian Krishnan	0	0	262,604	32,396	179,693	95,152
Cornelius “Pete” Peterson, VIII	0	0	726,343	0	144,291	0

(1)	Value is based on a share price of $6.19, which was the last reported sale price for a share of Common Stock on the Nasdaq National Market System on September 30, 2003, minus the exercise price.

EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      Joseph T. Dunsmore. The Company and Mr. Dunsmore are parties to an employment agreement entered into on October 24, 1999, relating to Mr. Dunsmore’s election as President and Chief Executive Officer of the Company. The agreement provides that Mr. Dunsmore would be paid an annual base salary of $260,000. The Committee will continue to review Mr. Dunsmore’s base salary annually and may, in its sole discretion, increase it to reflect performance and other factors. Mr. Dunsmore’s annual base salary will remain $260,000 in fiscal 2004. The agreement also provided that during fiscal 2000 Mr. Dunsmore was entitled to a guaranteed cash bonus of $260,000. Beginning with fiscal 2001, Mr. Dunsmore is entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine in its discretion what portion of the target bonus amount, if any, will be paid to Mr. Dunsmore. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in it discretion, award Mr. Dunsmore a bonus that is larger than the target bonus.

      In November 2002, Mr. Dunsmore was granted an option to purchase 35,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting in full on November 5, 2003. In November 2003, Mr. Dunsmore was granted an option to purchase 60,000 shares of Common Stock of the Company at the fair market value on the date of grant, of which 50% of the shares were vested immediately and the other 50% will vest in full on November 5, 2004. All of Mr. Dunsmore’s options grants will also vest in full in the event of his termination without cause or a “change in control” of the Company which is deemed to occur if any person or group acquires more than 25% of the voting power of the Company, if there is a change in the membership of the Board of Directors, not approved by the continuing directors, such that the persons who were directors at the beginning of any three-year period no longer constitute a majority of the Board or in the event of a merger or consolidation of the Company in which less than 60% of the common stock of the surviving corporation is owned by the Company’s stockholders.

      Under the terms of Mr. Dunsmore’s employment agreement, if the Company terminates his employment without cause, Mr. Dunsmore is entitled to receive his then-current base salary for a period of twelve months. The agreement also provides that Mr. Dunsmore is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

      Bruce A. Berger. The Company is a party to a letter agreement with Mr. Berger dated March 29, 2000, which provides that Mr. Berger will be paid an annual base salary of $200,000. The letter agreement also provides that Mr. Berger is entitled to a cash bonus equal to 90% of his base salary, provided that the objectives set by the Committee are met.

      In November 2002, Mr. Berger was granted an option to purchase 15,000 shares of Common Stock of the Company and an option to purchase 3,250 shares of Common Stock of the Company, each at the fair market value on the date of grant, vesting in full on November 5, 2003, and November 11, 2003, respectively. In November 2003, Mr. Berger was granted an option to purchase 24,000 shares of Common Stock of the Company at the fair market value on the date of grant, of which 50% of the shares were vested immediately and the other 50% will vest in full on November 5, 2004. The options will also vest in full in the event of his termination without cause or upon a “change in control” of the Company which is deemed to occur under the same conditions as for purposes of the other executive officers.

      Pursuant to the letter agreement, the Company also paid Mr. Berger’s relocation expenses. The letter agreement also provides that Mr. Berger is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

      Under the terms of Mr. Berger’s employment agreement, if the Company terminates his employment without cause after his repatriation to a United States assignment, Mr. Berger is entitled to receive his then-current base salary for a period of six months and a pro-rated bonus payment based upon the period he worked in the year and actual fiscal year performance of the target objectives.

      The Company also entered into a letter agreement with Mr. Berger dated December 14, 2001, which provides that Mr. Berger will hold the position of Senior Vice President of the Company and General Manager of NetSilicon, Inc. The letter provides that Mr. Berger will be paid an annual base salary of $200,000 and is entitled to a cash bonus equal to $180,000, provided that the objectives set by the Committee are met.

      Pursuant to the terms of the December 14, 2001 letter agreement, the Company will provide Mr. Berger with a cost-of-living adjustment payment in the amount of 12.5% of his base salary during the time he is employed in the Boston, Massachusetts, area. The letter agreement also provides for reimbursement of Mr. Berger’s relocation expenses and closing costs on the purchase of a new home, including reimbursement of up to $12,000 in mortgage loan origination fees. The agreement also provides that the Company will reimburse Mr. Berger for any federal and state income taxes imposed on the relocation and closing cost reimbursement payments and the first $6,000 of taxes imposed on the mortgage loan origination fee reimbursement. The letter agreement provides that, for purposes of calculating any severance due to Mr. Berger as described above, his base salary would include his base salary and cost-of-living adjustment payment.

      Subramanian Krishnan. The Company and Mr. Krishnan are parties to a letter agreement dated March 26, 1999, as amended, which provides that if Mr. Krishnan’s employment is terminated by the Company without cause at any time, he will be entitled to receive severance equal to one year’s base salary and a bonus (if earned) that will be pro-rated for the portion of the fiscal year through the termination date. Mr. Krishnan’s annual base salary for fiscal 1999 was $180,000 and was increased to $200,000 for fiscal 2000 through 2003 and will remain $200,000 for fiscal 2004. In November 2002, Mr. Krishnan was granted an option to purchase 20,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting in full on November 5, 2003. In November 2003, Mr. Krishnan was granted an option to purchase 35,000 shares of Common Stock of the Company at the fair market value on the date of grant, of which 50% of the shares were vested immediately and the other 50% will vest in full on November 5, 2004. Certain of the options granted to Mr. Krishnan, including those granted in November 2002 and November 2003, will also vest in full in the event of his termination without cause or a “change in control” of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dunsmore’s option vesting. Mr. Krishnan also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

      Cornelius “Pete” Peterson, VIII. The Company and Mr. Peterson were parties to an employment agreement that was entered into on October 30, 2001, in contemplation of the Company’s acquisition of NetSilicon, Inc. and that became effective on February 13, 2002, upon the closing of the NetSilicon merger. The agreement provided that Mr. Peterson would be employed by the Company as Senior Vice President of Business Development for a period of eighteen months following the effective time of the merger. Mr. Peterson’s employment terminated under the agreement on August 13, 2003. The agreement provided that Mr. Peterson would be paid a monthly base salary of $20,833.33, subject to review by the Committee. In addition, Mr. Peterson was entitled to receive an annual cash bonus equal to $125,000, provided that certain goals set by the Committee were attained, which was prorated for fiscal 2003 through Mr. Peterson’s date of termination.

      All of Mr. Peterson’s options to purchase shares of common stock of NetSilicon were assumed by the Company in the merger and were vested immediately upon the consummation of the merger. Mr. Peterson has not received any additional option awards since the merger.

      Upon termination of Mr. Peterson’s employment, he was entitled to receive payment for his accrued and unused vacation time and, after COBRA coverage terminates, the Company will reimburse Mr. Peterson for the cost of obtaining certain medical and dental insurance until he and his spouse attain the age of 80. Mr. Peterson is also subject to a noncompetition and nonsolicitation provision that will continue for three years following the termination of his employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the 1934 Act requires that the Company’s directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 2003.

PERFORMANCE EVALUATION

      The graph below compares the total cumulative stockholders’ return on the Company’s Common Stock for the period from the close of the NASDAQ Stock Market-U.S. Companies on September 30, 1998 to September 30, 2003, the last day of fiscal 2003, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the “CRSP Index”) and the CRSP Index for Nasdaq Computer Manufacturers Stocks (the “Peer Index”) over the same period. The index level for the graph and table was set to $100 on September 30, 1998 for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.

RELATIONSHIP WITH AND APPOINTMENT OF

INDEPENDENT AUDITORS

      The firm of PricewaterhouseCoopers LLP, independent auditors, has been the auditors for the Company since 1998, prior to which Coopers and Lybrand L.L.P., one of the two firms that was merged to form PricewaterhouseCoopers LLP in 1998, were the auditors for the Company since 1986. The Audit Committee has again selected PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending September 30, 2004, subject to ratification by the stockholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Audit Committee will reconsider its selection.

      A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

ADDITIONAL MATTERS

      The Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2003, including financial statements, is being mailed with this Proxy Statement.

      As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,

James E. Nicholson
Secretary

Dated: December 12, 2003

EXHIBIT A

DIGI INTERNATIONAL INC.

Audit Committee Charter

(as of December 11, 2003)

Purpose

      There shall be an Audit Committee of the Board of Directors of Digi International Inc., a Delaware corporation (the “Company”).

      The Committee’s purpose is to oversee accounting, internal controls and financial reporting processes of the Company and the annual audit and quarterly reviews of the consolidated financial statements of the Company. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and independent advisors of the Company. The Committee is authorized to retain independent counsel, auditors or other experts as it determines necessary to carry out its duties. The Committee is empowered to use Company funds to compensate the Company’s independent auditors and any advisors engaged by the Committee.

Committee Membership

      The Committee shall consist of at least three directors. The Committee members will be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. Each director appointed to the Committee shall:

a)	not be disqualified from being an “independent director” within the meaning of Rule 4200 of the NASD Manual, and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934;

b)	not have participated in the preparation of the consolidated financial statements of the Company or the financial statements of any current subsidiary of the Company at any time during the past three years; and

c)	be able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, income statement and cash flow statement. If a director is not capable of understanding such financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee.

      The Audit Committee shall endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission, and shall have at all times at least one member who has the requisite financial experience under applicable Nasdaq listing standards.

      Compliance with the foregoing requirements shall be determined by the Board of Directors in its business judgment and in accordance with applicable rules, regulations and standards in effect from time to time.

Meetings

      The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities, which shall be no less than one time per quarter. The Committee shall meet at least quarterly with management and the independent auditors in separate executive sessions. The Committee shall report regularly to the Board of Directors through presentations at meetings of the Board of Directors or by submission of minutes of the Committee meetings to the Board of Directors.

Committee Authority and Responsibilities

      The Committee recognizes that the preparation of the Company’s consolidated financial statements and other financial information is the responsibility of the Company’s management and that the auditing, or conducting limited reviews, of those consolidated financial statements and other financial information is the responsibility of the Company’s independent auditors. The Committee’s responsibility is to oversee management and the independent auditors in regard to the accounting, internal controls and financial reporting processes of the Company and the annual audit and quarterly reviews of the consolidated financial statements of the Company.

      The Committee has sole authority and responsibility to appoint, compensate, retain, oversee and, where appropriate, replace any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, subject, if applicable, to ratification of the auditors by the stockholders upon recommendation of the Committee. Each such registered public accounting firm must report directly to the Committee.

      In carrying out its oversight responsibilities, the Committee shall:

(a)	review and reassess the adequacy of the Audit Committee Charter annually and recommend any proposed changes to the Board of Directors for approval;

(b)	require that the independent auditors provide the Committee with a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the independent auditors their independence;

(c)	actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

(d)	take appropriate action to oversee the independence of the independent auditors;

(e)	review and consider the matters identified in Statement on Auditing Standards No. 61, as amended, with the independent auditors and management;

(f)	review and discuss the Company’s audited consolidated financial statements that are to be included in the Company’s Form 10-K with the independent auditors and management and determine whether to recommend to the Board of Directors that the consolidated financial statements be included in the Company’s Form 10-K for filing with the Securities and Exchange Commission;

(g)	review, or the Committee’s Chairman shall review, any matters identified by the independent auditors pursuant to Statement on Auditing Standards No. 100 regarding the Company’s interim consolidated financial statements. Any such review shall occur prior to the filing of such interim consolidated financial statements on the Company’s Form 10-Q;

(h)	assure that the Company’s independent auditors do not perform any non-audit services that are prohibited by applicable laws, regulations and listing requirements and pre-approve any permitted non-audit services as required by applicable laws, regulations and listing requirements;

(i)	review the terms of proposed engagements of the independent auditors relating to audit and non-audit services performed by the independent auditors and pre-approve all such services; provided, however, that the Committee delegates the authority to grant pre-approvals of non-audit services related to engagements occurring between Committee meetings to the Committee’s Chairman and requires that Chairman report to the Committee on any decisions made by the Chairman at the Committee’s next regularly scheduled meeting;

(j)	consider whether the provision of the services by the independent auditors (other than those services rendered in respect of the audit or review of the Company’s annual or quarterly consolidated financial statements, respectively) is compatible with maintaining the independent auditors’ independence;

(k)	resolve all disagreements between management and the independent auditors regarding financial reporting;

(l)	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(m)	recommend to the Board of Directors hiring policies for employees or former employees of the Company’s independent auditors;

(n)	assure regular rotation of the lead audit partner and the reviewing audit partner of the Company’s independent auditors in accordance with applicable SEC regulations;

(o)	provide an opportunity on at least a quarterly basis for the Company’s independent auditors to report to the Committee:

(i)	all critical accounting policies and practices to be used;

(ii)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditors; and

(iii)	other material written communications between the Company’s independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences; and

(p)	as required by the certifications pursuant to SEC Rules 13a-14(a) and 15d-14(a), receive information from the Company’s management about any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

      The Company’s management, and its independent auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company’s financial affairs than the members of the Committee. The Committee is not responsible for providing any expert or other special assurance as to the Company’s consolidated financial statements and other financial information. In addition, the Committee is entitled to rely on information provided by the Company’s management and the independent auditors, including information with respect to the nature of services provided by the independent auditor and the fees paid for such services.

EXHIBIT B

DIGI INTERNATIONAL INC.

Corporate Governance and Nominating Committee Charter

(as of December 8, 2003)

Purpose

      The Corporate Governance and Nominating Committee is appointed by the Board of Directors to:

•	oversee corporate governance matters,

•	identify individuals qualified to become board members, and

•	nominate the director nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship.

Committee Membership

      The Committee will be composed entirely of directors who satisfy the definition of “independent” under the listing standards of the The Nasdaq Stock Market (Nasdaq). The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

      The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities Regarding Nominations

      The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee.

      The Committee will make regular reports to the Board and will propose any necessary action to the Board.

      The Committee, to the extent it deems necessary or appropriate, will:

•	Identify individuals qualified to become members of the Board.

•	Nominate the director nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship.

•	Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the shareholders) for the selection of individuals to be considered as candidates for election to the Board.

•	Review and reassess the adequacy of the Corporate Governance and Nominating Committee Charter annually and recommend any proposed changes to the Board of Directors for approval.

•	Take any and all other actions as may be required by the federal securities laws or other applicable laws or regulations regarding the nomination of directors.

B-1

Annual Meeting of Stockholders
Thursday, January 22, 2004
3:30 p.m.

Minneapolis Marriott Southwest
5801 Opus Parkway
Minnetonka, Minnesota

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proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING
ON JANUARY 22, 2004

The undersigned hereby appoints Joseph T. Dunsmore and Subramanian Krishnan, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock of Digi International Inc. held of record by the undersigned at the close of business on December 5, 2003, at the Annual Meeting of Stockholders to be held on January 22, 2004, or any adjournment thereof.

See reverse for voting instructions.

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1.	Election of Directors:	01 Guy C. Jackson 02 Mykola Moroz

Mr. Jackson will be elected for a term of three years. Mr. Moroz will be elected for a term of two years.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the 2004 fiscal year.

☐	FOR THE NOMINEES LISTED TO THE LEFT (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for the nominees listed to the left

☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IN CASE ANY NOMINEE IS NOT A CANDIDATE FOR ANY REASON, THE PROXIES MAY VOTE FOR A SUBSTITUTE NOMINEE SELECTED BY THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box Indicate changes below:	☐

Date

Signature(s) in Box

Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE